                    Exhibit 99.1

For immediate release:

Alico, Inc. Announces Second Quarter and Six Month Financial Results for Fiscal Year 2017 Highlighted by $4.1 million of Net Income, $19.6 million of EBITDA, and $2.7 million of Net Cash Used in Operating Activities for the Six Months of Fiscal Year 2017.

Fort Myers, FL, May 8, 2017 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO), today announces financial results for the second quarter and six months ended March 31, 2017. For the six month period, the Company earned $0.49 per share compared to $0.69 per share in the prior year primarily due to lower citrus production volume. When both periods are adjusted for certain items including merger and acquisition transaction costs, litigation costs, consulting fees, real estate gains and stock compensation expense, the Company earned $0.43 per share in the six month period of fiscal year 2017 and $0.73 per share in the six months of 2016.

(in thousands, except per share amounts)
	Three Months Ended March 31,				Six Months Ended March 31,
	2017	2016	Change		2017	2016	Change

Net income	$5,884	$8,724	$(2,840)	(32.6)%	$4,141	$5,704	$(1,563)	(27.4)%
EBITDA	$16,408	$21,347	$(4,939)	(23.1)%	$19,643	$22,771	$(3,128)	(13.7)%
Earnings per diluted common share	$0.70	$1.05	$(0.35)	(33.3)%	$0.49	$0.69	$(0.20)	(29.0)%
Net cash provided by (used in) operating activities	$14,688	$26,919	$(12,231)	(45.4)%	$(2,749)	$12,138	$(14,887)	(122.6)%

Alico Citrus Division Results

Alico Citrus’ Early and Mid-Season fruit harvest was completed in the quarter ended March 31, 2017. Early and Mid-Season 2016-17 box and pound solids production for the six months were down 10.8% and 10.3%, respectively compared to the 2015-16 harvest. However, prices increased by 17.0% to $2.55 per pound solid compared to $2.18 last year. Pound solids per box also increased to 5.58 compared to 5.55 last year.

The Valencia fruit harvest commenced in the quarter. Year-to-date production is not directly comparable to last year due to timing as we have harvested fewer blocks this year compared to the same time in last year’s harvest season. Pound solids per box are improved at 6.09 compared to 5.94 last year.

On April 11, 2017, the USDA estimated that the Florida orange crop, as measured in boxes, will decline by 18.0% for the 2016-17 season compared to last year. We are currently projecting a full season year-over-year decline in box production of approximately 15.0%.

Citrus production for the second quarter and six months ended March 31, 2017 and 2016 is summarized in the following table.

(boxes and pound solids in thousands)

	Three Months Ended March 31,			Six Months Ended March 31,

	2017	2016	% Change	2017	2016	% Change
Boxes Harvested:
Early and Mid-Season	2,186	2,293	(4.7)%	3,215	3,604	(10.8)%
Valencias	1,225	2,341	(47.7)%	1,225	2,341	(47.7)%
Total Processed	3,411	4,634	(26.4)%	4,440	5,945	(25.3)%
Fresh Fruit	115	153	(24.8)%	244	349	(30.1)%
Total	3,526	4,787	(26.3)%	4,684	6,294	(25.6)%
Pound Solids Produced:
Early and Mid-Season	12,510	13,075	(4.3)%	17,950	20,006	(10.3)%
Valencias	7,467	13,899	(46.3)%	7,467	13,899	(46.3)%
Fresh Fruit	—	142	(100.0)%	—	142	(100.0)%
Total	19,977	27,116	(26.3)%	25,417	34,047	(25.3)%

Pound Solids per Box:
Early and Mid-Season	5.72	5.70	0.4%	5.58	5.55	0.5%
Valencias	6.09	5.94	2.5%	6.09	5.94	2.5%
Price per Pound Solids:
Early and Mid-Season	$2.56	$2.27	12.8%	$2.55	$2.18	17.0%
Valencias	$2.72	$2.42	12.4%	$2.72	$2.42	12.4%

Alico Citrus continues to focus on efficiency and cost control. Our cost of sales for fiscal year 2017 are expected to decrease by approximately $1.2 million from the prior year despite the challenges of unusual weather and disease; however, the cost of production per pound solid increased 16.1% to $1.44 for the six months ended March 31, 2017 as compared to $1.24 in the same period last year because of lower volumes supporting the cost base.

Conservation and Environmental Resources Division Results

Conservation and Environmental Resources (“CER”) revenues for the six months ended March 31, 2017 totaled $0.8 million compared to $1.7 million in the six months ended March 31, 2016. The decrease relates primarily to the timing of calf sales. CER held an additional 1,000 calves in inventory at September 30, 2015 which would have historically been sold prior to year-end but were instead sold in the first quarter of fiscal year 2016.

CER operating expenses decreased by $0.9 million for the six months ended March 31, 2017 compared to the six months ended March 31, 2016 due to the timing of additional pounds sold and a $0.1 million decrease in water conservation related expenses.

Other Corporate Financial Information

Alico continues to invest in information technology, management talent and strategic acquisition activities while simultaneously controlling recurring general and administrative costs. Corporate G&A expenses for the six months ended March 31, 2017 totaled $7.2 million compared to $6.8 million for the six months ended March 31, 2016, an increase of $0.4 million. Recurring general and administrative costs increased by approximately $0.9 million in the first six months of fiscal 2017 compared to the first six months of fiscal year 2016. The increase was attributable to executive compensation-related expenses.

Other expense, net was $2.9 million and $4.4 million for the six months ended March 31, 2017 and 2016, respectively. The decrease of $1.5 million is primarily attributable to a $0.9 million increase in gains on real estate sales and a $0.3 million decrease in interest expense.

The Company paid a second quarter cash dividend of $0.06 per share on its outstanding common stock on April 14, 2017 to shareholders of record at March 31, 2017.

During the second quarter, the Company entered into negotiations with a third party to sell approximately 1,000 net plantable acres of farmland in Hendry County, Florida that is currently leased to a vegetable farmer.  A non-binding letter of intent has been executed and provides the potential buyer with a period of exclusivity to conduct due diligence. The proposed sale price would result in a significant positive impact on our net income but there is no assurance that a binding agreement will be entered into or that a sale will occur.

The Company ended the quarter with term debt, net of cash and cash equivalents, of $190.8 million.

About Alico

Alico is a holding company with assets and related operations in agriculture and environmental resources, including cattle ranching, water management, and mining. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Senior Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

ALICO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Operating revenues:
Alico Citrus	$55,667	$70,982	$72,544	$90,277
Conservation and Environmental Resources	487	644	788	1,651
Other Operations	46	263	313	565
Total operating revenues	56,200	71,889	73,645	92,493

Operating expenses:
Alico Citrus	40,923	51,716	55,008	69,324
Conservation and Environmental Resources	761	581	1,275	2,141
Other Operations	—	77	93	147
Total operating expenses	41,684	52,374	56,376	71,612

Gross profit	14,516	19,515	17,269	20,881
General and administrative expenses	3,399	2,849	7,187	6,774

Income from operations	11,117	16,666	10,082	14,107

Other (expense) income:
Investment and interest income, net	47	—	47	—
Interest expense	(2,374)	(2,475)	(4,701)	(4,978)
Gain on sale of real estate	1,396	760	1,832	902
Other income (expense), net	19	(125)	(71)	(300)
Total other expense, net	(912)	(1,840)	(2,893)	(4,376)

Income before income taxes	10,205	14,826	7,189	9,731
Provision for income taxes	4,321	6,102	3,048	4,027

Net income	5,884	8,724	4,141	5,704
Net (income) loss attributable to noncontrolling interests	(51)	10	(43)	18
Net income attributable to Alico, Inc. common stockholders	$5,833	$8,734	$4,098	$5,722

Per share information attributable to Alico, Inc. common stockholders:
Earnings per common share:
Basic	$0.70	$1.05	$0.49	$0.69
Diluted	$0.70	$1.05	$0.49	$0.69
Weighted-average number of common shares outstanding:
Basic	8,327	8,286	8,326	8,294
Diluted	8,327	8,303	8,326	8,309

Cash dividends declared per common share	$0.06	$0.06	$0.12	$0.12

ALICO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share amounts)

	March 31, 2017	September 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,041	$6,625
Accounts receivable, net	22,648	4,740
Inventories	53,069	58,469
Income tax receivable	1,013	1,013
Assets held for sale	3,137	—
Prepaid expenses and other current assets	2,629	1,024
Total current assets	83,537	71,871

Property and equipment, net	372,512	379,247
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	264	389
Other non-current assets	1,400	1,692
Total assets	$459,959	$455,445

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,919	$5,975
Accrued liabilities	4,238	6,920
Long-term debt, current portion	4,500	4,493
Obligations under capital leases, current portion	288	288
Other current liabilities	339	1,002
Total current liabilities	15,284	18,678

Long-term debt:
Principal amount	187,338	192,726
Less: deferred financing costs, net	(1,872)	(1,980)
Long-term debt less deferred financing costs, net	185,466	190,746
Lines of credit	11,417	5,000
Deferred tax liability	34,119	31,056
Deferred gain on sale	27,587	27,204
Deferred retirement obligations	4,185	4,198
Obligations under capital leases	300	300
Total liabilities	278,358	277,182

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 shares issued and 8,306,319 and 8,315,535 shares outstanding at March 31, 2017 and September 30, 2016, respectively	8,416	8,416
Additional paid in capital	18,351	18,155
Treasury stock, at cost, 109,826 and 100,610 shares held at March 31, 2017 and September 30, 2016, respectively	(4,586)	(4,585)
Retained earnings	154,604	151,504
Total Alico stockholders' equity	176,785	173,490
Noncontrolling interest	4,816	4,773
Total stockholders' equity	181,601	178,263
Total liabilities and stockholders' equity	$459,959	$455,445

ALICO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended March 31,
	2017	2016

Net cash (used in) provided by operating activities:	$(2,749)	$12,138

Cash flows from investing activities:
Purchases of property and equipment	(5,040)	(5,931)
Proceeds from disposals of property and equipment	2,651	—
Other	156	141
Net cash used in investing activities	(2,233)	(5,790)

Cash flows from financing activities:
Repayments on revolving lines of credit	(47,082)	(45,132)
Borrowings on revolving lines of credit	53,499	50,132
Principal payments on term loans	(5,381)	(5,381)
Contingent consideration paid	—	(3,750)
Treasury stock purchases	(641)	(3,141)
Dividends paid	(997)	(998)
Net cash used in financing activities	(602)	(8,270)

Net decrease in cash and cash equivalents	(5,584)	(1,922)
Cash and cash equivalents at beginning of the period	6,625	5,474

Cash and cash equivalents at end of the period	$1,041	$3,552

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016

Net income attributable to common stockholders	$5,833	$8,734	$4,098	$5,722
Interest expense	2,374	2,475	4,701	4,978
Provision for income taxes	4,321	6,102	3,048	4,027
Depreciation and amortization	3,880	4,036	7,796	8,044
EBITDA	16,408	21,347	19,643	22,771

Consulting agreement expenses	238	142	288	446
Gain on sales of real estate	(1,396)	(760)	(1,832)	(902)
Litigation expenses related to shareholder lawsuit	—	3	—	403
Stock compensation expense	232	38	417	75
Transaction costs	183	105	201	502

Adjusted EBITDA	$15,665	$20,875	$18,717	$23,295

Adjusted Earnings Per Diluted Common Share
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016

Net income attributable to common stockholders	$5,833	$8,734	$4,098	$5,722
Consulting agreement expenses	238	142	288	446
Gain on sales of real estate	(1,396)	(760)	(1,832)	(902)
Litigation expenses related to shareholder lawsuit	—	3	—	403
Stock compensation expense	232	38	417	75
Tax impact	315	194	393	(217)
Transaction costs	183	105	201	502

Adjusted net income	$5,405	$8,456	$3,565	$6,029

Diluted common shares	8,327	8,303	8,326	8,309

Adjusted Earnings per Diluted Common Share	$0.65	$1.02	$0.43	$0.73

Adjusted Free Cash Flow
(in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$14,688	$26,919	$(2,749)	$12,138
Adjustments for non-recurring items:
Consulting agreement expenses	238	142	288	446
Litigation expenses related to shareholder lawsuit	—	3	—	403
Tax impact	(178)	(103)	(207)	(559)
Transaction costs	183	105	201	502
Capital expenditures	(2,683)	(2,943)	(5,040)	(5,931)
Adjusted Free Cash Flow	$12,248	$24,123	$(7,507)	$6,999

Alico utilizes the non-GAAP measures Adjusted EBITDA, Adjusted Earnings per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted EBITDA is defined as earnings before interest expense, provision for income taxes, depreciation and amortization adjusted for consulting agreement expenses, gain on sales of real estate, litigation expenses related to shareholder lawsuit, stock compensation expenses and transaction costs. Adjusted Earnings per Diluted Common Share is defined as net income attributable to common stockholders adjusted for consulting agreement expenses, gain on sales of real estate, litigation expenses related to shareholder lawsuit, stock compensation expenses and transaction costs, all adjusted for estimated taxes, divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for consulting agreement expenses, litigation expenses related to shareholder lawsuit and transaction costs, all adjusted for estimated taxes, less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.